EXHIBIT 99

                         CONTACT:  John Long
                                   First American Real Estate Solutions
                                   President
                                   1-800-449-8732

                                   Janis Lamar
                                   Experian
                                   Director, External Affairs
                                   (714) 385-7814

                     FIRST AMERICAN FINANCIAL AND EXPERIAN
                    COMPLETE AGREEMENT TO FORM NEW COMPANY
            FIRST AMERICAN REAL ESTATE SOLUTIONS WILL BE THE LEADER
          IN MORTGAGE LENDING SERVICES WITH $450 MILLION IN REVENUES


SANTA ANA, CALIFORNIA, DECEMBER 2, 1997

The First American Financial Corporation (NYSE: FAF) and Experian Group announced today that they have completed the previously announced merger of their respective real estate information subsidiaries into a new company, effective January 1, 1998. First American Real Estate Solutions, LLC, is 80 percent-owned by First American Financial and Experian owns the remaining 20 percent. Other businesses of the respective companies, including Experian's credit division and First American's title insurance operations, were not part of this transaction.

The combination of First American Real Estate Information Services, Inc. (Information Services) and Experian's Real Estate Solutions (Experian RES) results in the nation's largest and most diverse provider of information technology and decision support solutions for the mortgage and real estate industries. First American Real Estate Solutions will have annual revenues of more than $450 million and a combined staff of 4,000. The venture combines RES's property data and title information services with all of Information Service's businesses, with the exception of Excelis, Inc., the mortgage loan servicing software division. First American Financial and Experian management expect the transaction to be accretive to the earnings of both companies.

The new company's headquarters are in St. Petersburg, Florida, the current headquarters of Information Services, and John Long, President of Information Services, has been named president.

The First American Financial Corporation, based in Santa Ana, California, is the nation's leading provider of real estate-related financial and information services. The corporation's subsidiaries include First American Title Insurance Company, a national and international title insurer; First American Real Estate Information Services, Inc., which offers tax reporting and certification, credit reporting, flood certification, mortgage loan servicing systems, appraisal services, mortgage document preparation and field inspection services nationally; First American Home Buyers Protection Corporation, a home warranty company; and First American Capital Management, an investment advisory firm. The corporation also operates First American Trust Company and First Security Thrift Company in Southern California. First American Financial has more than 10,000 employees in over 400 branch offices in the United States and abroad. Information about the Company's subsidiaries and an archive of its press releases can be found at http://www.firstam.com on the Internet.

Experian was formed in November 1996 from the combination of Experian and the
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CCN Group. Experian employs about 7,000 people in more than 80 offices in the
United States, United Kingdom, Continental Europe, Africa and Asia Pacific. Pro forma sales in fiscal year 1996/97 (April 1, 1996 - March 31, 1997) were $890 million. The merged companies are headquartered in Orange, Calif., and Nottingham, U.K. Experian is the world's leading supplier of consumer credit information and solutions. With its acquisition of Direct Marketing Technology Inc. in April 1997, Experian became one of the largest companies in the direct marketing industry worldwide. Direct Tech generated $65 million in sales in fiscal 1996, which ended November 30. For business details, credit products and practical information about managing credit, visit the company online at www.experian.com.

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